EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187680) (including the related prospectus) and on Forms S-8 (No. 333-116190, 333-150379, 333-211135 and 333-226526) and in this Form 8-K/A of SP Plus Corporation of our report dated October 31, 2018 with respect to the combined financial statements of Bags Investments Group as of and for the year ended December 31, 2017.

/s/ Rosenfield and Company, PLLC
Orlando, Florida
February 13, 2019